EXHIBIT 21.1

                      LIST OF SUBSIDIARIES OF THE COMPANY

                                        JURISDICTION
                                             OF
                NAME                    ORGANIZATION
-------------------------------------   -------------
Domain Energy Ventures Corporation...   Delaware
Domain Energy Production
  Corporation........................   Delaware
Domain Energy Guaranty Corporation...   Delaware
Domain Energy Finance Corporation....   Delaware
Oceana Exploration Company, L.C. ....   Texas
Matrix Energy-T Limited
  Partnership........................   Texas
Michigan Gas Fund I..................   Texas
New York Gas Fund I..................   New York
Texas Gas Fund I.....................   Texas
Texas Gas Fund II....................   Texas